Exhibit 4.1

AMENDMENT NO. 1 TO THE DEPOSIT AGREEMENT

March 8, 2021

TELEPHONE AND DATA SYSTEMS, INC.,
AS ISSUER,

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,
AS DEPOSITARY,

 COMPUTERSHARE TRUST COMPANY, N.A.
AS REGISTRAR AND TRANSFER AGENT,

and

 COMPUTERSHARE INC.
AS DIVIDEND DISBURSING AGENT AND REDEMPTION AGENT

-and-

THE HOLDERS FROM TIME TO TIME OF RECEIPTS ISSUED HEREUNDER

RELATING TO THE ISSUER’S RECEIPTS, DEPOSITARY SHARES AND RELATED
6.625% CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, SERIES UU

AMENDMENT NO. 1 TO THE DEPOSIT AGREEMENT
AMENDMENT NO. 1 TO THE DEPOSIT AGREEMENT, dated March 8, 2021 (“Amendment No. 1”), among TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation (the “Company”), COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary, the Trust Company as Registrar and as Transfer Agent, and Computershare as Dividend Disbursing Agent and Redemption Agent, and all holders from time to time of Receipts (as hereinafter defined) issued under the DEPOSIT AGREEMENT, dated March 2, 2021.
WITNESSETH:
WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement dated March 2, 2021, for the deposit of the Company’s Series UU Preferred Stock and for the issuance of Depositary Shares representing a fractional interest in the Series UU Preferred Stock deposited and for the execution and delivery of Receipts evidencing such Depositary Shares;
WHEREAS, the Company and the Depositary desire to amend the Deposit Agreement;
NOW, THEREFORE, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:
ARTICLE 1
DEFINITIONS
Unless otherwise specified in this Amendment No. 1, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Deposit Agreement.
“Effective Date” shall mean the date set forth above and as of which this Amendment No. 1 shall become effective.
ARTICLE 2
AMENDMENTS TO DEPOSIT AGREEMENT
SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the terms “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement, dated March 2, 2021, as amended by this Amendment No. 1.
SECTION 2.02 Amendment. The first paragraph of Section 2.02 is hereby amended by deleting such section as of the Effective Date and replacing such section with the following:
“SECTION 2.02 Deposit of Series UU Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. The Company has delivered or is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 16,800 Series UU Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of the Deposit Agreement, (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Series UU Preferred Stock registered in such names specified in such written order and (iii) an opinion of counsel to the Company addressed to the Depositary containing opinions, or a letter from counsel to the Company authorizing reliance on such counsel’s opinions delivered to the underwriters named therein, relating to, (A) the existence and good standing of the Company, (B) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness of any registration statement under the Securities Act relating to the Depositary Shares or whether exemption from such registration is applicable. The Depositary acknowledges receipt of the aforementioned 16,800 Series UU Preferred Stock and related documentation and agrees to hold such deposited Series UU Preferred Stock in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent and Computershare as the Dividend Disbursing Agent and Redemption Agent for the Series UU Preferred Stock deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Series UU Preferred Stock held by it by notation, book-entry or other appropriate method. With respect to the foregoing appointments of Trust Company as Transfer Agent and Registrar and Computershare as Dividend Disbursing Agent and Redemption Agent, Trust Company and Computershare shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

ARTICLE 3
MISCELLANEOUS
SECTION 3.01 New Receipts. All Receipts issued hereunder after the Effective Date shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

 SECTION 3.02 Notice of Amendment to Holders of Receipts. The Depositary is hereby directed to send notices informing the Holders of Receipts (i) of the terms of this Amendment No. 1, (ii) of the Effective Date of this Amendment No. 1, (iii) that Holders of Uncertificated Receipts do not need to take any action in connection with this Amendment No. 1, and (iv) that copies of this Amendment No. 1 may be retrieved from the Securities and Exchange Commission’s website at www.sec.gov and may be obtained from the Depositary and the Company upon request.
SECTION 3.03 Indemnification. Each of the Company and the Depositary acknowledges and agrees that the indemnification provisions of Section 5.06 of the Deposit Agreement shall apply to the actions and transactions contemplated herein.
SECTION 3.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.
SECTION 3.05 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile, PDF or other secure electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.
SECTION 3.06 Governing Law. This Amendment No. 1 and all rights hereunder and provisions hereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles that would result in the application of the law of any state other than the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, Telephone and Data Systems, Inc. and Computershare Trust Company, N.A. and Computershare Inc. have duly executed this Amendment No. 1 as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ John M. Toomey
	Name:	John M. Toomey
	Title:	Vice President and Treasurer

By:	/s/ Peter L. Sereda
	Name:	Peter L. Sereda
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC., as Depositary,
COMPUTERSHARE TRUST COMPANY, N.A., as Registrar and Transfer Agent, and COMPUTERSHARE INC., as Dividend Disbursing Agent and Redemption Agent

By:	/s/ Katherine Anderson
	Name:	Katherine Anderson
	Title:	Vice President, Client Services

Exhibit A
FORM OF RECEIPT
UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO TELEPHONE AND DATA SYSTEMS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Certificate Number: [ ]
Number of Depositary Shares: [ ]
CUSIP / ISIN NO.: 879433 787 / US8794337878
TELEPHONE AND DATA SYSTEMS, INC.
RECEIPT FOR DEPOSITARY SHARES
Each Representing a 1/1,000th Interest in a Share of
6.625% Cumulative Redeemable Perpetual Preferred Stock, Series UU
(par value $0.01 per share)
(liquidation preference $25,000 per share)
Computershare Inc. (“Computershare”), a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary (the “Depositary”), hereby certify that CEDE & CO. is the registered owner of [ ] depositary shares ($ [ ] aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing a 1/1,000th interest in a share of 6.625% Cumulative Redeemable Perpetual Preferred Stock, Series UU, $0.01 par value per share and liquidation preference of $25,000 per share of Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated March 2, 2021, as amended by Amendment No. 1 to the Deposit Agreement, dated March 8, 2021 (together as so amended, the “Deposit Agreement”), among the Company and Computershare and Trust Company, as Depositary, the Trust Company, as Registrar and Transfer Agent, and Computershare as Dividend Disbursing Agent and Redemption Agent (each term as defined in the Deposit Agreement), and the holders from time to time of Receipts (as defined in the Deposit Agreement) for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Computershare Inc. and Computershare Trust Company, N.A.,
Jointly as Depositary

By: _______________________________
        Authorized Officer

Computershare Trust Company, N.A.,
as Registrar

By: _______________________________
        Authorized Officer

[FORM OF REVERSE OF RECEIPT]

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM    - as tenants in common
TEN ENT     - as tenants by the entireties
JT TEN         - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	__________	Custodian	__________
	(Cust)		(Minor)
under Uniform Gifts to
Minors Act	_______________
(State)

UNIF TRF MIN ACT - __________ Custodian ___________ (until age______)				(Cust) _____
under Uniform Transfers to Minors Act(Minor) _______________ (State)
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
For value received, __________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _________________	NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.